SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 1, 2013 (April 25, 2013)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Synovus Financial Corp. (“Synovus”) 2013 Annual Meeting of Shareholders was held on April 25, 2013. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The proposal was to elect as directors the 14 nominees named in the proxy statement for Synovus’ 2013 Annual Meeting of Shareholders.

Nominee	Votes For	Votes Against	Abstentions
Catherine A. Allen	1,386,632,246	9,523,807	1,760,816
Stephen T. Butler	1,388,282,662	7,949,473	1,684,734
Elizabeth W. Camp	1,370,145,816	26,152,728	1,618,325
T. Michael Goodrich	1,370,292,834	25,837,208	1,786,827
V. Nathaniel Hansford	1,366,216,505	29,371,656	2,328,708
Mason H. Lampton	1,369,522,526	26,650,811	1,743,532
Jerry W. Nix	1,388,005,331	7,978,958	1,932,580
Joseph J. Prochaska, Jr.	1,388,297,171	7,679,919	1,939,779
J. Neal Purcell	1,370,942,136	25,149,576	1,825,157
H Kessel D. Stelling, Jr.	1,381,499,286	14,772,431	1,645,152
Melvin T. Stith	1,367,000,410	29,005,467	1,910,992
Barry L. Storey	1,388,292,982	7,693,139	1,930,748
Philip W. Tomlinson	1,388,490,303	7,793,040	1,633,526
James D. Yancey	1,370,029,789	26,338,594	1,548,486

There were 186,894,859 broker non-votes for each director on this proposal.

Proposal 2

The proposal was to approve the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,384,407,849	9,636,946	3,872,074	186,894,859

Proposal 3

The proposal was to approve the Synovus Financial Corp. 2013 Omnibus Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,379,969,414	15,361,299	2,586,156	186,894,859

Proposal 4

The proposal was to ratify the appointment of KPMG LLP as Synovus’ independent auditor for the fiscal year ended December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,572,691,932	8,888,467	3,231,329	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: May 1, 2013	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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